UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2008
Fidelity National Financial, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32630	16-1725106
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(Address of Principal Executive Offices)
(904) 854-8100
(Registrant’s telephone number including area code)
Not applicable
(Former Name and Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On November 7, 2008, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thanksgiving Corporation, a Virginia corporation and wholly-owned subsidiary of FNF (“Merger Sub”) and LandAmerica Financial Group, Inc., a Virginia corporation (“LFG”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into LFG, with LFG continuing as the surviving entity as a subsidiary of FNF (the “Merger”). All outstanding LFG shares will be converted into the right to receive 0.993 share of FNF common stock. The Merger is expected to be tax-free. Theodore L. Chandler, Jr., LFG’s Chairman and Chief Executive Officer, will join FNF’s Board of Directors as Vice Chairman after the closing of the Merger.
     Each party’s obligation to effect the Merger is subject to the fulfillment of conditions, including, among others, (i) approval by the LFG stockholders, (ii) the absence of any injunction or order prohibiting the Closing, subject to certain limited exceptions, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period, (iv) the divestiture by LFG of Centennial Bank, a California industrial bank and an indirect wholly-owned subsidiary of LFG, (v) the approval of certain of LFG’s lenders, (vi) subject to certain exceptions, the accuracy of representations and warranties of the other party and (vii) material compliance of the other party with its covenants. The Merger is also subject to the receipt of regulatory approvals for the loan or dividend of $250 million from certain of FNF’s title subsidiaries, the proceeds of which would be used to repay debt of FNF or LFG. It is anticipated that LFG’s principal title subsidiaries will become subsidiaries of certain of FNF’s title subsidiaries following the closing. Among others, the Merger Agreement also provides a due diligence termination right for FNF that expires on November 21, 2008, as well as a termination right upon an event of default under the Credit Facility referred to below.
     The Merger Agreement provides certain termination rights for both FNF and LFG. Upon termination of the Merger Agreement under specified circumstances involving a change of board recommendation, competing proposal and related matters, LFG may be required to pay FNF a termination fee of $7.5 million.
General
     The foregoing summary of the Merger and the Merger Agreement, and the transactions contemplated thereby, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement filed as an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Merger Agreement, the text of the Merger Agreement shall control.
     The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the Merger, and solely for the benefit of the parties to the Merger Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

Item 8.01.	Other Events
Credit Agreement
     In connection with the signing of the Merger Agreement, on November 7, 2008 Chicago Title Insurance Company, an insurance company organized under the laws of Nebraska and a wholly-owned subsidiary of FNF (“Chicago Title”), entered into a Credit Agreement (the “Credit Agreement”) with LFG. Under the Credit Agreement, Chicago Title has agreed to provide a $30 million stand-by secured credit facility (the “Credit Facility”) as a means of providing additional liquidity to LFG, for contribution to LandAmerica 1031 (as defined below). The Credit Facility cannot be drawn upon until the expiration of FNF’s due diligence contingency period and any amounts drawn under the Credit Facility will bear interest at a rate of LIBOR + 4%. Any advancement under the Credit Facility will be secured pursuant to the Guaranty and Security Agreement described below. Any draws are subject to receipt of any necessary approvals for such loan from LFG’s existing lenders.
Guaranty and Security Agreement
     On November 7, 2008, LandAmerica 1031 Exchange Services, Inc., a Maryland corporation and a wholly-owned subsidiary of LFG (“LandAmerica 1031”), entered into a Guaranty and Security Agreement (the “Guaranty and Security Agreement”) with Chicago Title. Under the Guaranty and Security Agreement, LandAmerica 1031 pledged approximately $155 million par value of auction rate securities to irrevocably and unconditionally guarantee LFG’s obligations to Chicago Title under the Credit Agreement.

Forward-Looking Statements
     This filing contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the proposed merger will not be completed due to the failure to secure necessary regulatory approvals, or due to the outcome of FNF’s due diligence review; the possibility that there are unexpected delays in obtaining regulatory approvals; the failure to obtain approval of LFG’s shareholders; the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; changes in general economic, business and political conditions, including changes in the financial markets; continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF’s Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”).
Additional Information About this Transaction
     In connection with the proposed merger, FNF will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of LFG that also constitutes a prospectus of FNF. LFG will mail the proxy statement/prospectus to its stockholders. FNF and LFG urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website www.sec.gov. You may also obtain these documents, free of charge, from FNF’s website at www.fnf.com under the tab “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from LFG’s website at www.landam.com under the heading “Investor Information” and then under the tab “SEC Filings”.
     This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Proxy Solicitation
     FNF, LFG and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from LFG stockholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of such stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about FNF’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2008. You can find information about LFG’s executive officers and directors in its definitive proxy statement filed with the SEC on March 24, 2008. You can obtain free copies of these documents from FNF and LFG using the contact information above.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
2.1	Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Dated: November 13, 2008	By:	/s/ Anthony J. Park
		Name:	Anthony J. Park
		Title:	Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation